UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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KULICKE AND SOFFA INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2101 Blair Mill Road, Willow Grove, PA 19090

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 8, 2005

THE ANNUAL MEETING OF SHAREHOLDERS OF KULICKE AND SOFFA INDUSTRIES, INC. (the “Company”) will be held on Tuesday, February 8, 2005, at 4:30 p.m. at the offices of the Company, 2101 Blair Mill Road, Willow Grove, Pennsylvania, for the following purposes:

1.	Election of Mr. C. William Zadel as director;

2.	Approval of the 2005 Equity Incentive Plan;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005; and

4.	Transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on December 13, 2004 as the record date for the determination of holders of Common Shares entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting, but whether or not you expect to attend the Annual Meeting in person, please sign and date the enclosed proxy and return it promptly in order that your stock may be voted, unless you are voting by internet or telephone. If you attend the Annual Meeting, you may (but do not have to) revoke your proxy and vote in person.

By Order of the Board of Directors
SUSAN WATERS
Secretary

January 3, 2005

2101 Blair Mill Road, Willow Grove, PA 19090

PROXY STATEMENT

January 3, 2005

The enclosed proxy is solicited by the Board of Directors of the Company. This proxy statement and the enclosed proxy are being mailed on or about January 3, 2005. A copy of the Company’s 2004 Annual Report to Shareholders (which includes the Company’s Annual Report on Form 10-K) is also enclosed but is not to be considered as proxy solicitation material.

Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on December 13, 2004 as the record date for determination of the shareholders entitled to vote at the Annual Meeting. As of the record date, there were 51,341,083 of the Company’s common shares outstanding (“Common Shares”). Each Common Share is entitled to one vote on all matters presented at the meeting.

When proxies are properly dated, executed and returned, or voting is properly authorized over the internet or by telephone, the Common Shares so represented will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the Common Shares will be voted FOR the: (1) election of Mr. C. William Zadel for director; (2) approval of the 2005 Equity Incentive Plan; and (3) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005. A proxy can be revoked at any time before its use by delivering a later executed proxy or written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and giving notice of such revocation. Attendance at the Annual Meeting does not by itself constitute revocation of a proxy.

Holders of a majority of the Common Shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) the nominee for director receiving the highest number of votes cast at the Annual Meeting will be elected and (ii) the affirmative vote of a majority of the total votes cast by all shareholders entitled to vote at the Annual Meeting will be required to approve Item 2 and ratify Item 3 above. Abstentions, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote on any matter.

How You Can Vote

Shareholders of record may vote by any of the following methods:

•	Voting by internet. The website for internet voting is on the enclosed proxy card, and voting is available 24 hours a day.

•	Voting by telephone. The toll-free telephone number for voting is on the enclosed proxy card.

•	Voting by mail. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

Shareholders who hold their shares through a broker (in “street name”) must vote their shares in the manner prescribed by their broker.

ITEM 1 - ELECTION OF DIRECTORS

The Board of Directors has nominated C. William Zadel for election at the 2005 Annual Meeting to serve until the 2009 Annual Meeting and until his successor has been duly elected and qualified. Each shareholder who so chooses may cumulate votes in the election of directors (i.e. each shareholder may multiply the number of votes the shareholder is entitled to cast by the total number of directors elected and cast the whole number of votes for one candidate or distribute them among some or all candidates). At this time, only Mr. Zadel has been nominated for director. The proxy agents reserve the right to vote the proxies cumulatively, if necessary, in order to elect Mr. Zadel to the Board of Directors. If Mr. Zadel should be unable to serve as a director at the time of the election, the persons named in the proxy may vote the proxies for any other individual as they may choose, unless the Board of Directors determines that no director shall be elected at the Annual Meeting. Allison F. Page, a director of the Company since 1962, has decided to retire from the Board of Directors effective at the 2005 Annual Meeting and will not stand for reelection.

The following table provides certain information concerning: (i) C. William Zadel, the nominee for election as director and a current director of the Company, (ii) the persons whose terms as directors will continue after the Annual Meeting, (iii) the executive officers of the Company named in the Summary Compensation Table herein, and (iv) the executive officers and current directors of the Company as a group. Unless otherwise specified, the directors have held the positions indicated (other than directorships) for at least five years. To the knowledge of the Company, each of the persons listed below has sole voting and investment power with respect to their beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of the Company’s Common Shares, unless otherwise indicated.

	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 1, 2004
Name, Age and Occupation			Number(1)	Percent

Brian R. Bachman (59),

        Mr. Bachman is a private investor. From 2000 to 2002, Mr. Bachman served as Chief Executive Officer and Vice Chairman of Axcelis Technologies, which produces equipment used in the fabrication of semiconductors, and from 1996 to 2000, he served as Senior Vice President and Group Executive of Eaton Corporation, an industrial manufacturing company. From 1991 to 1995, Mr. Bachman served as Vice President and Business Group General Manager of Philips Semiconductors, a semiconductor supplier. Mr. Bachman also serves as a director of Keithley Instruments and Ultra Clean Technology.

	2003	2008	1,000	*

	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 1, 2004
Name, Age and Occupation			Number(1)	Percent

Philip V. Gerdine, Ph.D. (65),

        Mr. Gerdine is an independent consultant in finance and international operations. From 1988 to September 1998, Mr. Gerdine served as Executive Director of Siemens Aktiengesellschaft, a German multinational company that designs, develops and manufactures systems and products for the communications, power generation and distribution, electronics, medical equipment and allied industries. Mr. Gerdine was also Managing Director of The Plessey Company, PLC, a British engineering firm which manufactured telecommunications products for the global market and defense electronics and semiconductor products largely for the commonwealth markets. He also has been Manager of Acquisitions and Mergers for General Electric Company and has held other senior management positions with Price Waterhouse and The Boston Consulting Group. Mr. Gerdine is a certified public accountant and has held teaching positions in finance and accounting at Fordham Graduate School and other institutions. Mr. Gerdine also serves as a director of Applied Materials, Inc.

	2000	2008	15,100(2)	*

C. Scott Kulicke (55), Chairman of the Board and Chief Executive Officer of the Company.	1975	2007	1,500,762(2)	2.9%

John A. O’Steen (60),

        Mr. O’Steen served as Executive Vice President, Business Development (March 2003 to May 2004), Executive Vice President of Operations (July 1998 to February 2003) and Executive Vice President (January to June 1998) of Cornerstone Brands, Inc., a consumer catalog company. From 1991 to 1998, Mr. O’Steen served as Chairman and Chief Executive Officer of Cinmar, L.P., a mail order catalog company that was acquired by the predecessor of Cornerstone Brands in September 1995. Before that time, Mr. O’Steen served as President, Chief Executive Officer and a director of Cincinnati Microwave, Inc., a manufacturer of electronic products. Mr. O’Steen also serves as a director of Cornerstone Brands, Inc. and Riggs Heinrich Media, Inc.

	1988	2006	63,000(2)	*

	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 1, 2004
Name, Age and Occupation			Number(1)	Percent

MacDonell Roehm, Jr. (65),

        Mr. Roehm is Chairman and Chief Executive Officer of Crooked Creek Capital LLC, a provider of strategic, operational and financial restructuring services, a position he has held since 1998. From September 2002 to April 2003, Mr. Roehm also served as Chief Executive Officer of CH4 Gas Limited, a natural resources company. From 2000 to 2001, Mr. Roehm served as Chairman and Chief Executive Officer of Mackenzie-Childs Ltd., a manufacturer and retailer of furniture and home accessories. Mr. Roehm was hired by Mackenzie-Childs Ltd. to implement remedial action plans, and on November 28, 2000, Mackenzie-Childs Ltd. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, seeking reorganization to provide a framework under which those remedial action plans could be executed. From 1999 to 2000, Mr. Roehm served as Chairman of Australian Ventures LLC, a private equity fund. From 1994 until 1998, Mr. Roehm served as Chairman, President and Chief Executive Officer of Bill’s Dollar Stores, Inc., a chain of retail convenience stores. Before that time, he served as Managing Director of AEA Investors, Inc., a private investment firm. Mr. Roehm also serves as a director of CH4 Gas Limited.

	1984	2006	79,000	*

Barry Waite (56),

        From May 1998 until his retirement in May 2002, Mr. Waite served as President and Chief Executive Officer of Chartered Semiconductor, a major wafer foundry. From 1982 to 1998, Mr. Waite held positions of increasing responsibility with Motorola Corporation, Semiconductor Products Sector, including Senior Vice President and General Manager, Europe, Middle East and Africa (1997 to 1998) and Senior Vice President and General Manager Microprocessor and Memory Technology Group (1993 to 1997). Mr. Waite also serves as a director of ZETEX PLC and is senior advisor to Investor Growth Capital, a New York investment fund.

	2003	2007	2,500	*

C. William Zadel (61),

        In December of 2004, Mr. Zadel retired from Mykrolis Corporation. From August of 2001 until December of 2004, Mr. Zadel was Chairman and Chief Executive Officer of Mykrolis Corporation, a multinational company focused on developing, manufacturing and marketing technically advanced filtration, purification and control products for the global semiconductor industry. Mykrolis is the former microelectronics division of Millipore Corporation. Before becoming Chief Executive Officer of Mykrolis at its separation from Millipore in August 2001, Mr. Zadel was Chairman and Chief Executive Officer of Millipore since April of 1996. Mr. Zadel also serves as a director of Matritech, Inc.

	1989	2005	45,000	*

Charles Salmons (49), Senior Vice President, Wafer Test			210,084	*

Jagdish (Jack) Belani (51), Vice President of Wire Bonding and Corporate Marketing			167,261	*

Maurice E. Carson (47), Vice President and Chief Financial Officer			46,450	*

	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 1, 2004
Name, Age and Occupation			Number(1)	Percent
Oded Lendner (44), Vice President, Package Test			149,609	*

All current directors and executive officers as a group (13 persons)			2,338,145(3)	4.6%

*	Less than 1.0%
(1)	Includes or consists of shares subject to outstanding options that are currently exercisable or exercisable within 60 days after December 1, 2004 in the following amounts: Mr. Gerdine (15,000), Mr. Waite (2,500), Mr. Kulicke (788,150), Mr. O’Steen (43,000), Mr. Roehm (73,000), Mr. Zadel (43,000), Mr. Salmons (204,365), Mr. Belani (166,925), Mr. Carson (45,875), and Mr. Lendner (146,980).
(2)	Includes shares jointly held with the individual’s spouse in the follow amounts: Mr. Gerdine (100), Mr. Kulicke (532,031), and Mr. O’Steen (2,000).
(3)	Includes 1,585,990 shares subject to options that are currently exercisable or exercisable within 60 days after December 1, 2004. See also footnote (1) above.

For further information concerning the Company’s directors and executive officers see “Additional Information” herein.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF

MR. C. WILLIAM ZADEL FOR DIRECTOR.

ITEM 2 – PROPOSAL TO APPROVE THE 2005 EQUITY INCENTIVE PLAN

In December 2004, our Board of Directors adopted the 2005 Equity Incentive Plan (the “2005 Plan”), subject to shareholder approval, because the Board believes that having Common Shares available for the granting of options and/or other equity-based incentive awards is essential if the Company is to continue to hire, retain and motivate the highly qualified officers and other employees upon which the Company’s continued success, in large part, depends. Up to 7,250,000 of the Company’s Common Shares (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to the 2005 Plan. The total number of Common Shares available under the 2005 Plan for stock option awards, however, will be reduced by 1.37 Common Shares for each share issued pursuant to the plan under an award which is not a stock option award.

The following is a summary of the material features of the 2005 Plan, but is qualified in its entirety by reference to the 2005 Plan, a copy of which is included as Appendix A to this proxy statement.

Types of Awards

The 2005 Plan provides for the grant of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), options which are not intended to so qualify (“nonqualified stock options”), restricted stock, stock appreciation rights, performance stock and other stock-based awards (collectively, “Awards”). Awards under the 2005 Plan are granted at the discretion of the Management Development and Compensation Committee of our Board of Directors (the “Committee”).

Incentive Stock Options and Nonqualified Stock Options. The Committee may grant incentive stock options and nonqualified stock options which provide optionees the right to purchase a specified number of Common Shares at a specified price, subject to such terms and conditions as are specified by the Committee in connection with the option grant. Subject to exceptions described below, options must be granted at an exercise price which is at least equal to the fair market value of the Company’s Common Shares on the date of grant. Under present law, however, incentive stock options may not be granted at an exercise price less than 110% of the fair market value of the Common Shares on the date of grant in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company. Options may not be granted for a term in excess of ten years. The 2005 Plan permits the following forms of payment of the exercise price of options: (i) by cash or check, (ii) in a “cashless exercise” through a broker, (iii) surrender to the Company of Common Shares previously acquired by the optionee, or (iv) any combination of these forms of payment.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire Common Shares for payment or for no payment, subject to any restrictions the Committee may determine, and subject to the Company’s right to repurchase all or part of such Common Shares from the recipient (or to require forfeiture if issued for no payment) if the conditions specified by the Committee are not satisfied before the end of the applicable restriction period. The Committee may accelerate the date or dates on which the restrictions will lapse. Before the lapse of restrictions on restricted stock, the recipient will have voting and dividend rights on the Common Shares, unless the Committee determines otherwise.

Stock Appreciation Rights. The Committee may grant stock appreciation rights which entitle recipients upon vesting to receive an amount in cash and/or Common Shares, as determined by the Committee, measured by the increase since the date of grant in the value of the Common Shares covered by the right. The Committee may accelerate the date or dates on which stock appreciation rights may vest. Stock appreciation rights are subject to any restrictions the Committee may determine.

Performance Stock. The Committee may grant awards entitling recipients to receive Common Shares without payment if certain performance criteria are met. Receipt of the Common Shares may be conditioned on the recipient’s achievement of goals using one or more of the following criteria: market price appreciation of Common Shares, funds from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, and/or such other objective criteria as the Committee may determine. The business criteria may be expressed in absolute terms or relative to the performance of other individuals or companies or to that of an index.

Other Stock-Based Awards. Under the 2005 Plan, the Committee may grant other Awards of Common Shares and other Awards that are valued based upon the value of the Company’s Common Shares or other property. Such Awards will have terms and conditions as the Committee may determine, may be paid in Common Shares or in cash as the Committee may determine, and may be available as a form of payment in the settlement of other Awards granted under the 2005 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. The Committee will determine the conditions of other stock-based awards, including any purchase price applicable to such an Award.

Eligibility to Receive Awards

Employees and officers of the Company and its subsidiaries (currently, approximately 3,186 persons) are eligible to receive Awards under the 2005 Plan. The maximum number of Common Shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 500,000 Common Shares per fiscal year of the Company.

New Plan Benefits

The granting of Awards under the 2005 Plan is discretionary, and the Company cannot now determine the number or type of Awards that may be granted in the future to any particular person or group.

Market Value of Securities

On December 20, 2004, the closing sale price of the Company’s Common Shares on the Nasdaq National Market was $8.34.

Administration

The 2005 Plan is administered by the Committee. The Committee has the authority to interpret the 2005 Plan and to adopt, amend and repeal rules and regulations for administration of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Committee may delegate certain administrative functions to a plan administrator, and may delegate to our Chief Executive Officer and/or to other senior officers the authority to grant Awards to employees who are not executive officers of the Company, subject to such conditions or limitations as the Committee may establish.

Subject to any applicable limitations contained in the 2005 Plan, the Committee (or its delegate as described above) has the authority to select the recipients of Awards and determine (i) the number of Common Shares covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (which may not exceed 10 years), (iv) the number of Common Shares subject to any restricted stock, stock appreciation right, performance stock or other stock-based awards, and (v) the terms and conditions of such Awards, including conditions for the vesting, purchase, or repurchase of such Common Shares pursuant to the terms of the 2005 Plan.

The Committee is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in the Company’s capitalization. The 2005 Plan also contains provisions addressing the consequences of a merger or consolidation of the Company with or into another entity. In the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Awards, if it determines that termination is in the best interests of the Company. If the Committee decides to terminate outstanding options, it will give each participant holding an option to be terminated not less than 10 days’ advance notice of the termination, and any such option will become fully exercisable and may be exercised before termination of the option. Also, the Committee, in its discretion, may (i) remove the restrictions from outstanding restricted stock, (ii) cause the delivery of any performance stock, even if the associated performance goals have not been met, (iii) accelerate the date on which any or all stock appreciation rights become vested and cause the payment of such stock appreciation rights, and/or (iv) accelerate the date on which any or all other share-based awards become vested and cause the payment of such awards.

The 2005 Plan also contains provisions addressing the consequences of a “Change in Control,” as defined in the 2005 Plan. Upon a Change in Control, outstanding options, stock appreciation rights, performance stock, and other share-based awards become fully vested, and all restrictions are removed from any outstanding restricted stock.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused Common Shares covered by such Award will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination of 2005 Plan

No incentive stock options may be granted under the 2005 Plan on or after February 8, 2015 (the 10-year anniversary of the effective date of the 2005 Plan), but incentive stock options granted prior to February 8, 2015 may extend beyond that date. The Board of Directors or the Committee may at any time amend, suspend or terminate the 2005 Plan. The following amendments, however, may not be made without our shareholders’ approval: (i) an increase in the maximum number of Common Shares with respect to which incentive stock options may be granted under the 2005 Plan; (ii) a change in the class of employees eligible to receive incentive stock options under the 2005 Plan; (iii) an extension of the 2005 Plan’s duration with respect to incentive stock options; (iv) any amendment to the 2005 Plan requiring shareholder approval under the $1 million deduction limit on compensation in Section 162(m) of the Code; and (v) any amendment of the 2005 Plan requiring shareholder approval under the rules of the Nasdaq National Market, or as required under any other applicable law, rule or regulation.

If our shareholders do not approve the adoption of the 2005 Plan, the 2005 Plan will not go into effect, and the Company will not grant any Awards under the 2005 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Listing and Registration of Shares

If at any time we determine, in our discretion, that the listing, registration or qualification of Common Shares issuable under the 2005 Plan on any securities exchange or under the laws of any jurisdiction or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the operation of the 2005 Plan, or that we or our shareholders or employees should seek to obtain an exemption from any above-listed requirement or to continue any listing, registration, or qualification, then the purchase or grant of Common Shares under the 2005 Plan will be postponed unless and until the listing, registration, qualification, consent, approval, or action has been effected, obtained or taken under conditions we deem acceptable. In addition, if a recipient acquires Common Shares under the 2005 Plan, he or she may be required to assure us satisfactorily that he or she is acquiring the Common Shares for investment and not with a view to distribution.

Federal Income Tax Consequences of Options

The following is a summary of the United States federal income tax consequences that generally will arise with respect to incentive stock options and nonqualified stock options granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not recognize taxable income upon the grant of an incentive stock option. Moreover, a participant generally will not recognize taxable income on the exercise of an incentive stock option, provided the participant was our employee or that of any of our subsidiary corporations during the entire period from the date of grant of the incentive stock option until three months before the date of exercise (12 months if employment ceased due to permanent and total disability). An amount, generally equal to the excess of the fair market value of the Common Shares over the exercise price at the time of exercise, however, will be included in the participant’s alternative minimum taxable income in the year of exercise. The employment requirement is waived if a participant should die. Of course, in all of these situations, the incentive stock option itself may provide a shorter exercise period after employment ceases than the periods set forth above. If the employment requirements described above are not met, the participant will be taxed as described below under “Nonqualified Stock Options.”

A participant will recognize income upon the sale of the Common Shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the Common Shares. If a participant sells the Common Shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the Common Shares before satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the Common Shares for more than one year and otherwise will be short-term. If a participant sells the Common Shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the Common Shares for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not recognize taxable income upon the grant of a nonqualified stock option. A participant will recognize ordinary income upon the exercise of a nonqualified stock option in an amount equal to the excess of the fair market value of the Common Shares being acquired at the time of exercise over the exercise price. Upon a sale of the Common Shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the Common Shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the Common Shares for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company when an incentive stock option or nonqualified stock option is granted. However, the Company will be entitled to a deduction if a participant recognizes ordinary income upon the exercise of an option.

Section 162(m) of the Code generally limits the extent to which the compensation paid to our chief executive officer, or the person acting in that capacity, and the four highest compensated executives other than the chief executive officer (collectively, the “Covered Employees”) is deductible by us when the annual compensation for any Covered Employee exceeds $1,000,000 in a taxable year. Compensation for purposes of Section 162(m) includes cash compensation and non-cash benefits paid for services, including, with respect to nonqualified stock options, the difference between the exercise price and the market value of the Common Shares at the time of exercise, subject to some exclusions. However, if the 2005 Plan is approved by our shareholders, the spread on the exercise of nonqualified stock options will not be treated as compensation for purposes of Section 162(m). Thus, we will be entitled to deduct any compensation recognized on the exercise of the nonqualified stock options granted under the 2005 Plan.

Equity Compensation Plans

The following table summarizes our equity compensation plans as of September 30, 2004:

	(share amounts in thousands)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	7,281	$11.54	3,662
Equity compensation plans not approved by security holders	1,389	$ 9.11	865

Total	8,670	$11.15	4,527

The Company’s 1999 Nonqualified Employee Stock Option Plan (the “1999 Plan”) is the only equity compensation plan of the Company not approved by shareholders. This plan was approved by the Board of Directors on September 28, 1999 and only employees of the Company and its subsidiaries who are not directors or officers are eligible to receive options. The Committee administers the plan. The exercise price of options granted under the 1999 Plan is equal to 100% of the fair market value of the Company’s Common Shares on the date of grant. Options granted under the 1999 Plan are exercisable at such dates as are determined in connection with their issuance, but not later than ten years after the date of grant.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSAL TO APPROVE

THE 2005 EQUITY INCENTIVE PLAN.

ITEM 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005. The ratification of the appointment of independent registered public accounting firm by the shareholders is not required by law or by the Company’s By-laws. Traditionally, the Company has submitted this matter to the shareholders for ratification and believes that it is good practice to continue to do so. If a majority of the votes cast on this matter are not cast in favor of the reappointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and will be available to respond to any appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of the outstanding Common Shares (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of these reports.

Based solely on the Company’s review of the copies of these reports received by it and written representations received from certain of the reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all such filings required to be made by the reporting persons for the fiscal year ended September 30, 2004 were made on a timely basis.

Summary Compensation Table

The following table sets forth information with respect to the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers as of September 30, 2004 (collectively, the “named executive officers”) for the fiscal year ended September 30, 2004 (“Fiscal 2004”), as well as the compensation received by each such individual for the Company’s previous two fiscal years (“Fiscal 2003” and “Fiscal 2002,” respectively), if applicable.

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus(1)	Other Annual Compensation(2)		Securities Underlying Options	All Other Compensation (3)
C. Scott Kulicke Chairman of the Board and Chief Executive Officer	2004 2003 2002	$ $ $	486,663 424,578 424,580	$337,577 — —	$ $ $	20,973 11,489 16,596	76,000 81,000 111,500	$ $ $	19,500 18,000 16,500

Oded Lendner Vice President, Package Test	2004 2003 2002	$ $ $	306,433 272,689 278,458	$102,119 — —	$ $ $	11,122 8,982 13,247	41,000 41,000 26,200		$14,142 — —

Charles Salmons Senior Vice President, Wafer Test	2004 2003 2002	$ $ $	272,512 248,553 212,498	$140,811 —	$ $ $	3,660 12,030 11,850	41,000 31,000 42,000	$ $ $	21,058 18,966 13,976

Jagdish (Jack) G. Belani Vice President of Wire Bonding and Corporate Marketing	2004 2003 2002	$ $ $	269,704 238,618 204,000	$142,762 — —	$ $	4,077 12,218 —	41,000 31,000 43,000	$ $ $	7,224 3,860 4,402

Maurice E. Carson(4) Vice President and Chief Financial Officer	2004 2003	$ $	246,926 4,519	$127,301 —	$ $	3,646 29	— 100,000		$71,928 —

(1)	These amounts represent incentive payments to the named executive officers as participants in the Company’s Executive Incentive Compensation Plan for the fiscal year indicated. (See Management Development and Compensation Committee Report on Executive Compensation herein).
(2)	These amounts represent the (i) imputed taxable value of Company automobiles used by the executive officers and/or automobile allowances, (ii) the taxable value of certain life insurance benefits provided to the named executive officers, and (iii) for Mr. Kulicke and Mr. Lendner, the difference between the purchase price paid by the executive officer and the fair value of automobiles purchased from the Company in Fiscal 2004 in the amounts of $16,050 and $7,375, respectively. The Company discontinued its program of providing automobiles and automobile allowances to officers, effective January 1, 2004.
(3)	These amounts represent the Company’s matching contribution to its 401(k) Incentive Savings Plan for each of the named executive officers, and in Fiscal 2004, reimbursed relocation costs for Mr. Carson.
(4)	Mr. Carson joined the Company in September, 2003.

Option Grants in Fiscal 2004

The following table sets forth information with respect to stock option grants by the Company to the named executive officers in Fiscal 2004.

	Individual Grants
Name	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
C. Scott Kulicke	76,000	3.7%	$12.05	10/7/2013	$575,942	$1,459,549
Oded Lendner	41,000	2.0%	$12.05	10/7/2013	$310,705	$787,388
Charles Salmons	41,000	2.0%	$12.05	10/7/2013	$310,705	$787,388
Jagdish (Jack) G. Belani	41,000	2.0%	$12.05	10/7/2013	$310,705	$787,388
Maurice E. Carson	—	N/A	N/A	N/A	N/A	N/A

(1)	The options granted to named executive officers in Fiscal 2004 were granted under the Company’s 2001 Employee Stock Option Plan and generally become exercisable commencing one year from the date of grant in installments of 25% per year.
(2)	The Company granted options to employees to purchase a total of 2,050,554 shares during Fiscal 2004.
(3)	These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the expiration date of the option. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

Aggregated Option Exercises in Fiscal 2004 and 2004 Fiscal Year-End Option Values

The following table sets forth information with respect to the aggregate option exercises by each named executive officer in Fiscal 2004 and the value of unexercised in-the-money options held by each named executive officer at the end of Fiscal 2004, respectively.

	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
C. Scott Kulicke	20,000	$121,974	774,950	220,150	$234,027	$164,025
Oded Lendner	—	—	102,595	83,825	$20,925	$62,775
Charles Salmons	—	—	144,590	95,650	$20,925	$62,775
Jagdish (Jack) G. Belani	—	—	116,850	94,550	$20,925	$62,775
Maurice E. Carson	—	—	25,000	75,000	—	—

(1)	In-the-money options are those where the fair value of the underlying shares exceeds the exercise price of the option. The closing sale price of the Company’s Common Shares on September 30, 2004, the last trading day during Fiscal 2004, was $5.65 per share.

Pension Plan

The Company has a non-contributory defined benefit pension plan covering substantially all U.S. employees who were employed on September 30, 1995. Effective December 31, 1995, benefit accruals under the Company’s pension plan were frozen. Retirement benefits under this pension plan are determined under a formula based on length of service and average compensation in the three consecutive calendar years during the ten year period ended December 31, 1995, producing the highest average (subject to certain Internal Revenue Code limits). Assuming the individual survives until age 65 and begins to receive payments at age 65 in the form of an annuity, the named executives would receive the following annual amounts under the pension plan: C. Scott Kulicke - $57,996; Charles Salmons - $22,097; and Jagdish G. (Jack) Belani, Maurice E. Carson, and Oded Lendner - $0.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company has Termination of Employment Agreements with its executive officers which provide that in the event of certain changes in control, as defined in the agreements, the officer who is a party to such agreement and whose employment terminates, other than voluntarily or for cause, within 18 months after such change in control, will be entitled to termination pay equal to the lesser of a specified number of months’ target total cash compensation (base salary plus incentives) for the year in which the change in control occurs or $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code or would make payment thereof non-deductible by the Company under Section 280G of the Code. Such agreements are all currently scheduled to expire on December 31, 2006, unless extended. The named executive officers’ Termination of Employment Agreements provide for payment of the following number of months’ target total cash compensation: Mr. Kulicke, 30 months and Messrs. Belani, Carson, Lendner, and Salmons, 18 months.

Under the Company’s 2001 Employee Stock Option Plan (“2001 Plan”), the 1998 Employee Stock Option Plan (“1998 Plan”) and the 1994 Employee Stock Option Plan (“1994 Plan”), in the event of a change in control of the Company (as defined in those plans), all outstanding options become fully vested and exercisable. Under the Company’s 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the “1997 Director Plan”), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the Common Shares subject to his or her outstanding options less the amount which would be required to exercise such options. Under the Company’s 1988 Employee Stock Option Plan and 1988 Non-Qualified Stock Option Plan for Non-Officer Directors (the “1988 Director Plan”), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the Common Shares subject to then exercisable options less the amount which would be required to exercise such options.

Board Matters

The Board of Directors has determined that Brian R. Bachman, Philip V. Gerdine, John A. O’Steen, Allison F. Page, MacDonell Roehm, Jr., Barry Waite, and C. William Zadel are “independent” as defined by applicable listing standards of the Marketplace Rules of the Nasdaq Stock Market and the SEC rules. In Fiscal 2004, the Board of Directors met seven times. During Fiscal 2004, directors who were not officers of the Company received a quarterly retainer of $3,000, plus $2,000 for each meeting of the Board attended in person and $1,000 for each telephone meeting of the Board attended. Committee Chairmen also were paid an annual retainer of $2,000, and committee members were paid $1,000 for each committee meeting not held on the date of a Board meeting. Effective October 1, 2004, directors who are not officers of the Company receive a quarterly retainer of $5,000, plus $2,000 for each meeting of the Board attended in person and $1,000 for each telephone meeting of the Board attended. Committee Chairmen also are paid an additional annual retainer of $5,000, and committee members are paid $1,000 for each committee meeting. In addition, directors are paid $1,000 for each executive session not held on the date of a Board meeting. Directors receive options to acquire 10,000 of the Company’s Common Shares upon joining the Board of Directors, with an exercise price equal to the fair market value on the grant date. The incumbent directors attended all of the Board and applicable committee meetings in Fiscal 2004. Directors are encouraged to attend the annual meeting of shareholders. All of the directors attended the 2004 annual meeting of shareholders.

Each member of the Board who is not also an officer or employee of the Company is eligible to participate in the 1988 and 1997 Director Plans. Pursuant to the 1988 Director Plan (which terminated in 1998), options to purchase 5,000 Common Shares were automatically granted to each eligible director on the last day of each February on which the Company’s Common Shares were publicly traded through 1998. In February 1999, a similar grant was made pursuant to the 1997 Director Plan, which provides for such grants through 2008. As a result of the two-for-one stock split effective on July 31, 2000, grants under the 1997 Director Plan were increased to 10,000 Common Shares beginning with the grant made in February 2001. The exercise price of all such options is equal to 100% of the fair market value of the Company’s Common Shares on the date of grant. All options granted under the 1988 Director Plan and options granted under the 1997 Director Plan before February 13, 2001 become exercisable in 20% annual increments commencing on the first anniversary of the date they are granted. Options granted under the 1997 Director Plan after February 13, 2001 become exercisable in 25% annual increments commencing on the first anniversary of the date they were granted.

The Company has a standing Audit Committee, Management Development and Compensation Committee, and Nominating and Governance Committee.

During Fiscal 2004, the Audit Committee was comprised of Messrs. MacDonell Roehm, Jr., Chairman, Philip V. Gerdine and Allison F. Page. The Audit Committee met 14 times during Fiscal 2004. The Board has determined that all Audit Committee members are independent (as defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and Rule 10A-3(b)(1) under the Exchange Act). In addition, the Board has determined that two members of the Audit Committee, MacDonell Roehm, Jr. and Philip V. Gerdine, qualify as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K. The full responsibilities of the Audit Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.kns.com. The Audit Committee, among other things, appoints the Company’s independent registered public accounting firm to serve the following fiscal year, oversees their independence and meets with them to review the scope and results of the audit, considers comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management, and reviews internal accounting procedures and controls with the Company’s financial management. The report of the Audit Committee may be found beginning on page 20 of this proxy statement.

In December 2003, the Board expanded the responsibilities of the Compensation Committee to include senior management succession and overall management development duties and reconstituted the Compensation Committee as the Management Development and Compensation Committee. The principal duties of the Management Development and Compensation Committee are to evaluate and approve compensation arrangements for the executive officers and senior managers of the Company, to administer the Company’s stock option plans, and, as discussed above, oversee senior management succession and overall management development. During Fiscal 2004, the Management Development and Compensation Committee was comprised of Messrs. John A. O’Steen, Chairman, Brian R. Bachman, Barry Waite, and C. William Zadel, all of whom are independent directors. The Management Development and Compensation Committee met eight times during Fiscal 2004. The full responsibilities of the Management Development and Compensation Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.kns.com.

During Fiscal 2004, the Nominating and Governance Committee was comprised of Messrs. C. William Zadel, Chairman, Brian R. Bachman, and MacDonell Roehm, Jr., all of whom are independent directors. The Nominating and Governance Committee met twice during Fiscal 2004. The Nominating and Governance Committee is responsible for (i) establishing criteria for selecting new directors, (ii) identifying, screening and recruiting new directors, (iii) recommending nominees for directors to the Board, and (iv) recommending to the Board a set of corporate governance policies for the Company. The full responsibilities of the Nominating and Governance Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.kns.com. The Corporate Governance Guidelines of the Company are also posted on the Company’s website at www.kns.com. The Board considers the recommendations of the Nominating and Governance Committee with respect to the nominations of directors to the Board, but otherwise retains authority over the identification of such nominees. In 2004, the Company engaged an outside advisor to assist in identifying potential candidates to the Board. The Nominating and Governance Committee will consider nominees recommended by shareholders. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. Any shareholder wishing to nominate a candidate for director must follow the procedures set forth in the section of this proxy statement entitled “Shareholder Proposals.”

In addition, the Board has implemented a process whereby shareholders may send communications directly to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to the Secretary of the Company. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

Management Development and Compensation Committee Interlocks and Insider Participation

During Fiscal 2004, no interlocking relationship existed between any member of the Board or executive officer of the Company and any member of the board of directors or compensation committee of any other entity.

Certain Relationships and Related Transactions

None.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Company, the only persons or groups of persons that owned beneficially more than 5% of the outstanding Common Shares of the Company as of December 1, 2004 were as follows:

Name and Address	Number of Shares	Percent of Class
Capital Group International, Inc. (1) 11100 Santa Monica Boulevard Los Angeles, CA 90025	4,837,950	9.6%

Fred Alger Management, Inc. (2) 111 Fifth Avenue New York, NY 10003	3,518,694	7.0%

(1)	Based on information provided pursuant to an amendment to Schedule 13G filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company with the SEC on February 13, 2004. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these shares. On the amended Schedule 13G, Capital Group International, Inc. also reported that it does not have investment power or voting power over these shares, but it may be deemed to “beneficially own” these shares by virtue of Rule 13d-3 under the Exchange Act.
(2)	Based on information provided pursuant to a statement on Schedule 13G filed with the SEC on February 13, 2004.

MANAGEMENT DEVELOPMENT AND COMPENSATION

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Management Development and Compensation Committee of the Company’s Board of Directors, comprised entirely of independent directors (as defined in Rule 4200(a)(14) of the Marketplace Rules of the Nasdaq Stock Market), is responsible for approving compensation arrangements for the officers and senior managers of the Company.

The Management Development and Compensation Committee seeks to achieve the following goals with the Company’s executive compensation programs: to attract and retain key executives; to motivate and reward executives for the attainment of Company-based and individual performance objectives; and to provide executives with an opportunity to acquire an equity interest in the Company. The Management Development and Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash compensation to the achievement of objectives that are important to the Company.

In Fiscal 2004, the Company’s executive compensation program included the Executive Incentive Compensation Plan and equity incentive in the form of stock options granted under the Company’s 2001 Employee Stock Option Plan.

Target Total Cash Compensation

Target total cash compensation for each executive is established based on marketplace data. For this purpose, in Fiscal 2004 the Company utilized principally the data for companies with sales between $400 million and $500 million as reported by nationwide participants in the Aon Consulting/Radford Division 2003 Executive Compensation Report. Participants in that nationwide survey are not limited to the companies included in the Company’s peer group established to compare shareholder returns in the performance graph included below because the Management Development and Compensation Committee believes that the Company’s competitors for executive talent are not limited to that peer group.

Base Salary and Cash Incentive

Once target total cash compensation has been established for each executive, the total compensation is divided into a base salary portion and a cash incentive portion. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive’s target total cash compensation that consists of the cash incentive component. At budgeted performance levels, targeted cash incentive ranges from approximately 33% to 56% of targeted total cash compensation (50% to 125% of base salary) for the executive officers.

On August 1, 2001, the Company instituted a temporary reduction in the base salaries of employees, including a 15% reduction in the base salaries of participants in the Executive Incentive Compensation Plan. Base salaries for employees other than officers were restored during the second half of Fiscal 2002. The salaries of officers other than the Chief Executive Officer were restored in October 2002. The Chief Executive Officer’s base salary was restored in January 2004.

In Fiscal 2004, cash payments to participants in the Executive Compensation Plan were based upon achievement of specified operating profit and individual performance goals. Based upon achievement of these goals, the Company’s executive officers, excluding the Chief Executive Officer, earned an aggregate of $512,993 for Fiscal 2004.

Equity Incentive

The Company’s executives are eligible to receive stock options granted under the Company’s stock option plans. The purpose of these grants is to give participants a stake in the success of the Company as measured by the stock market’s assessment of the Company’s performance. The number of options granted to each participant has generally been determined on the basis of a percentage of target total cash compensation that varies depending on the participant’s level of responsibility. The extent of existing options or stock ownership is not generally considered in granting options, except that the Company sometimes grants an initial round of options to newly recruited executives to provide them with some stake in the Company’s success from the commencement of their employment.

In Fiscal 2004, the stock options granted under the Company’s 2001 Employee Stock Option Plan to the executive officers amounted to approximately 0.39% of the Company’s Common Shares outstanding on September 30, 2004.

Chief Executive Officer Compensation

The Management Development and Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other participants in the Executive Incentive Compensation Plan. The Chief Executive Officer’s base salary for Fiscal 2004 was $486,663. The Chief Executive Officer received cash incentive payments for Fiscal 2004 under the Executive Incentive Compensation Plan totaling $337,577, calculated based upon the achievement of Company operating profit objectives.

The Management Development and Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code, which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be from time-to-time necessary to attract and retain top-quality management, the Management Development and Compensation Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

THE MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE

JOHN A. O’STEEN, CHAIRMAN

BRIAN R. BACHMAN

BARRY WAITE

C. WILLIAM ZADEL

PERFORMANCE GRAPH

The graph set forth below compares, for fiscal years 2000 through 2004, the yearly change in the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of a peer group selected by the Company and of the NASDAQ Stock Market-US Index. The peer companies are all among the top 25 semiconductor capital equipment suppliers in the world and were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, customers and customer relationships. The peer group is composed of ASM International N.V., Applied Materials, Inc., BTU International, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Genus, Inc., KLA - Tencor Corporation, Lam Research Corporation, LTX Corporation, Novellus Systems, Inc. and Teradyne, Inc. The graph assumes that the value of the investment in the relevant stock or index was $100 at September 30, 1999 and that all dividends were reinvested. Total returns are calculated based on a fiscal year ending September 30. For purposes of the peer group index, the peer group companies have been weighted based upon their relative market capitalization. The closing sale price of the Company’s Common Shares as of September 30, 2004 was $5.65.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the Company’s independent accountants, and appoint the independent accountants. The Board of Directors has determined that each of the three members of the Audit Committee is independent (as defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and Rule 10A-3(b)(1) under the Exchange Act), has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and is able to read and understand fundamental financial statements. In addition, the Board has determined that two members of the Audit Committee, MacDonell Roehm, Jr. and Philip V. Gerdine, qualify as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K.

During Fiscal 2004, the Audit Committee met with the senior members of the Company’s management team and the Company’s independent registered public accounting firm. The Audit Committee also met separately with the Company’s independent registered public accounting firm and separately with the Company’s Chief Financial Officer and the Company’s General Counsel. At these meetings, the Audit Committee discussed financial management, accounting, internal controls and legal and compliance matters.

The Audit Committee has appointed (subject to ratification by the shareholders) PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2005 and reviewed with the Company’s financial management and the independent registered public accounting firm the overall audit scope and plans, the results of internal and external audit examinations, evaluations by the accountants of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report with the Company’s management including, without limitation, a discussion of the quality and not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, as well as in Management’s Discussion and Analysis of Results of Operations and Financial Condition. In addressing the reasonableness of management’s accounting judgments, members of the Audit Committee asked for and received management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and accountants their general preference for conservative policies when a range of accounting options is available.

In its meeting with representatives of the independent registered public accounting firm, the Audit Committee asked for and received responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions included (i) whether there were any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the accountants themselves prepared and been responsible for the financial statements; (ii) whether, based on the auditor’s experience and their knowledge of the Company, the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements; and (iii) whether, based on their experience and their knowledge of the Company, they believe the Company has implemented internal controls and internal audit procedures that are appropriate for the Company.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee also reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the accountants their independence, and concluded that the nonaudit services performed by the accountants are compatible with maintaining their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the SEC on December 14, 2004.

AUDIT COMMITTEE

MACDONELL ROEHM, JR., CHAIRMAN

PHILIP V. GERDINE

ALLISON F. PAGE

AUDIT AND RELATED FEES

Audit Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the performance of the audit, review of the Company’s financial statements, assistance with and review of documents filed with the SEC, including the issuance of comfort letters and consents, and Section 404 attest services during Fiscal 2004, were approximately $1,170,000. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the performance of the audit and the review of the Company’s financial statements during Fiscal 2003 were approximately $750,000.

Audit-Related Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit related services during Fiscal 2004 were approximately $48,000 and during Fiscal 2003 were approximately $803,000. Audit related fees for Fiscal 2004 were for auditing the Company’s 401K plan and defined benefit pension plan. Audit related fees for Fiscal 2003 consisted of consulting fees for internal controls compliance under the Sarbanes-Oxley Act and fees for auditing the Company’s 401K plan and defined benefit pension plan.

Tax Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for tax services during Fiscal 2004 were approximately $124,000 and during Fiscal 2003 were approximately $227,000. Tax related services for Fiscal 2004 and Fiscal 2003 consisted of tax return preparation and value-added tax (“VAT”) compliance services.

All Other Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for all other services during Fiscal 2004 were approximately $67,000 and during Fiscal 2003 were approximately $220,000. In Fiscal 2004, such fees were for employee tax consulting services and customs consulting services. In Fiscal 2003, such fees related to employee tax consulting services, renewal of local business licenses in Asia and customs consulting services.

The Company’s Audit Committee has determined that the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. The Company will not engage its independent registered public accounting firm to render audit or non-audit services unless, (i) the service and the related fee are specifically approved in advance by the Audit Committee or (ii) the Audit Committee pre-approves specifically described types of services that are expected to be provided to the Company by its independent registered public accounting firm during the fiscal year. Any pre-approval of specified types of services is subject to a maximum dollar amount.

SHAREHOLDER PROPOSALS

Proposals which shareholders desire to have included in the Company’s proxy statement for the Annual Meeting in 2006 pursuant to Exchange Act Regulation 14a-8 must be addressed to the Secretary of the Company and received by the Company on or before September 5, 2005.

SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The deadline for these proposals for the 2006 Annual Meeting is November 19, 2005 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2006 Annual Meeting.

OTHER MATTERS

The Board has adopted a Code of Ethics applicable to the Company’s senior financial officers, including the Company’s chief executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Ethics for Senior Financial Officers is available on the Company’s website at www.kns.com.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain officers and regular employees of the Company personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Also, Georgeson Shareholder Communications may solicit proxies on behalf of the Company for an approximate cost of $19,500 plus reasonable expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

Although the Company knows of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(1) which grants the proxy agents discretionary authority to vote on any shareholder proposals presented at the meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for last year’s Annual Meeting. The Company received no notice of any shareholder proposal by such date (which was November 22, 2004).

The Company, upon request, will furnish to record and beneficial holders of its Common Shares, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for Fiscal 2004. Copies of exhibits to the Form 10-K also will be furnished upon request for a payment of a fee of $.50 per page. All requests should be directed to the Director of the Investor Relations Department of the Company at the offices of the Company set forth on page 1 of this proxy statement.

In addition, electronic copies of the Company’s Fiscal 2004 Annual Report, Form 10-K and proxy statement will be available on the Company’s website at:

http://www.kns.com/investors/proxy

after the reports are mailed to shareholders in January, 2005. We are not including the information contained on our website as a part of, or incorporating it by reference into, this proxy statement.

By Order of the Board of Directors
SUSAN WATERS
Secretary

January 3, 2005

Appendix A

KULICKE AND SOFFA INDUSTRIES, INC.

2005 EQUITY INCENTIVE PLAN

- i -

(continued)

- ii -

KULICKE AND SOFFA INDUSTRIES, INC.

2005 EQUITY INCENTIVE PLAN

WHEREAS, Kulicke and Soffa Industries, Inc. (the “Company”) desires to have the ability to award certain equity-based incentives to certain of the officers and other employees of the Company and its affiliates;

NOW, THEREFORE, the Kulicke and Soffa Industries, Inc. 2005 Equity Incentive Plan is hereby adopted under the following terms and conditions:

1. Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs, NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock and/or Other Share Unit Awards to Employees of the Company and certain of its Related Corporations. Thereby, the Company expects to attract and retain such individuals and to motivate them to exercise their best efforts on behalf of the Company and any Related Corporation.

2. Definitions

(a) “Award” shall mean ISOs, NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock and/or Other Share Unit Awards awarded by the Committee to a Participant.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall mean a termination of employment by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned to the Participant.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Management Development and Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act, the requirements of section 162(m) of the Code, and Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

(f) “Company” shall mean Kulicke and Soffa Industries, Inc., a Pennsylvania corporation.

(g) “Disability” shall mean separation from service as a result of a Participant’s “permanent and total disability,” as defined in section 22(e)(3) of the Code.

(h) “Employee” shall mean an employee of the Company or one of its Related Corporations.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee and shall be:

(i) the quoted closing price, if there is a market for and there are sales of Shares on a registered securities exchange or in an over-the-counter market on the date specified; or

(ii) the weighted average of the quoted closing prices on the nearest date before and the nearest date after the specified date, if there are no sales of Shares on the specified date but there are such sales on dates within a reasonable period both before and after the specified date; or

(iii) the mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

(iv) such other method of determining fair market value as shall be authorized by the Code, or the rules and regulations thereunder, and adopted by the Committee.

Where the Fair Market Value of Shares is determined under (ii) above, the average of the closing prices on the nearest sales date before and the nearest date after the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the specified date (i.e., the valuation date), in accordance with Treas. Reg. §20.2031-2(b)(1) or any successor thereto.

(k) “Grant Letter” shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

(l) “ISO” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Grant Letter states that the Option will not be treated as an ISO.

(m) “More-Than-10-Percent Shareholder” shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

(n) “NQSO” shall mean an Option that, at the time such Option is granted to a Participant does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Grant Letter.

(o) “Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

(p) “Other Share Unit Awards” is an Award which entitles the Participant to receive Shares or which is valued in whole or in part, or is otherwise based on, Shares as described in Section 7.5.

(q) “Participant” shall mean an Employee who has been granted an Award under the Plan.

(r) “Performance Stock” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals.

(s) “Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee shall use one or more of the following business criteria: market price appreciation of Shares, funds from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, and/or such other objective criteria. The business criteria may be expressed in absolute terms or relative to the performance of other companies or an index.

(t) “Plan” shall mean the Kulicke and Soffa Industries, Inc. 2005 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

(u) “Related Corporation” shall mean either a “subsidiary corporation” of the Company (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Company (if any), as defined in section 424(e) of the Code.

(v) “Restricted Stock” shall mean a grant of Shares to a recipient for consideration or for no consideration and subject to whatever restrictions are determined by the Committee.

(w) “Retirement” shall mean, for purposes of this Plan, an Employee’s retirement from the Company and all Related Corporations at or after attaining age 50 and completing at least three years of employment with the Company and its Related Corporations, provided the sum of the Employee’s age and years of employment with the Company and its Related Corporations equals or exceeds 60. The Chief Executive Officer, the Vice President Human Resources and the Chief Financial Officer each shall have the authority to grant requests for termination on account of Retirement under the Plan if the age and employment requirements for Retirement are met; provided, however, if there is any question whether a Participant who is subject to section 16 of the Securities Exchange Act has met such requirements, the Committee shall make the determination as to whether the requirements are met.

(x) “Securities Act” shall mean the Securities Act of 1933, as amended.

(y) “Shares” shall mean shares of common stock of the Company, no par value.

(z) “Stock Appreciation Right” shall mean an Award entitling the recipient to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value from and after the date of grant.

3. Administration

(a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee for purpose of this Plan. Any authority of the Committee (except for the authority described in subsection (b)(i)-(iv) and (vii) below which may only be exercised by the Committee or its delegate as described in subsection (viii)) may be delegated to a Plan administrator.

(b) The Committee shall have the authority:

(i) to select the Employees to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

(ii) to determine the type and size of each Award, including the number of Shares subject to the Award;

(iii) to determine the terms and conditions of each Award;

(iv) to amend an existing Award in whole or in part as described in Section 9(c) of the Plan (including the extension of the exercise period for any NQSO), except that the Committee may not lower the exercise price of any Option without stockholder approval as described in Section 7.1(h);

(v) to adopt, amend and rescind rules and regulations for the administration of the Plan;

(vi) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it;

(vii) to adopt such modifications, amendments, procedures, sub-plans and the like which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries; and

(viii) to delegate to the Chief Executive Officer and/or to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may make any awards or determinations regarding grants to employees who are subject to Section 16 of the Exchange Act.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Committee to make the adjustments described in Sections 8.4 and 8.5.

4. Effective Date and Term of Plan

(a) Effective Date. The Plan was adopted by the Board on December 14, 2004, subject to the approval of the stockholders of the Company pursuant to Section 9(b). The Plan shall become effective on February 8, 2005 (the date the stockholders approved the Plan).

(b) Term of Plan for ISOs. No ISO may be granted under the Plan on or after February 8, 2015 (the 10-year anniversary of the effective date of the Plan), but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date.

5. Shares Subject to the Plan.

(a) The aggregate number of Shares that may be delivered under the Plan is 7,250,000; provided, however, that each Share granted under a Restricted Stock, Stock Appreciation Right, Performance Stock or Other Share Unit Award shall reduce the aggregate number of Shares that may be delivered pursuant to Options granted under the Plan by 1.37 Shares. Further, the maximum number of shares with respect to which Awards may be granted to any Employee under the Plan may not exceed 500,000 Shares per fiscal year of the Company.

(b) The limits described in subsection (a) shall be subject to the adjustment described in Section 8.4. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares still subject to an Award that is forfeited, any Shares withheld for the payment of taxes with respect to an Award, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares, shall continue to be available for Awards under the Plan.

6. Eligibility. All Employees of the Company or any Related Corporation shall be eligible to receive Awards under the Plan (including any directors of the Company who are also officers or employees). More than one Award may be granted to an Employee under the Plan.

7. Types of Awards

7.1 Options

(a) General. The Committee may grant Options to purchase Shares under the Plan, and may determine the number of Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Committee intends to be an ISO may only be granted to Employees of the Company or of any present or future Related Corporation, and shall be subject to and shall be construed consistently with the requirements of section 422 of the Code. The Company shall have no liability to a Participant, or to any other party, if an Option (or any part thereof) that is intended to be an ISO is not an ISO or for any action taken by the Committee pursuant to Section 9(c), including without limitation the conversion of an ISO to an NQSO.

(c) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

(d) Exercise Price. The Committee shall establish the exercise price of each Option and specify such exercise price in the applicable Grant Letter. The exercise price of an Option for a Share shall not be less than 100% (110% in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of a Share on the date the Option is granted.

(e) Duration of Options. Each Option shall expire not later than 10 years from the date of grant (5 years in the case of an ISO granted to a More-Than-10-Percent Shareholder) and shall otherwise be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Grant Letter.

(f) Exercise of Options. Options shall become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 7.1(g) for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (g)(ii) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

(g) Payment Upon Exercise. Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

(ii) except as the Committee may otherwise provide in a Grant Letter, by effecting a “cashless exercise” through a broker which entails (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii) when the Shares are registered under the Exchange Act, by delivery of Shares owned by the Participant and valued at their Fair Market Value, provided (A) such method of payment is then permitted under applicable law, (B) such Shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion, and (C) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; or

(iv) by any combination of the above permitted forms of payment.

(h) Limitation on Repricing. Notwithstanding any provision of this Plan to the contrary (other than Sections 8.4 and 8.5), the option price of an outstanding Option shall not, without the prior approval of the Company’s stockholders, be reduced whether through amendment, cancellation, replacement grants, or other similar means; provided, however, that this shall not preclude the grant, in accordance with the provisions of this Plan, of additional Options: (1) not in replacement, in whole or in part, of cancelled Options, or (2) following expiration of Options.

7.2 Stock Appreciation Rights

(a) Grant of Stock Appreciation Rights. A Stock Appreciation Right, or SAR, may be granted to an Employee by the Committee, in its discretion.

(b) Nature of Stock Appreciation Rights. Subject to such other terms as may be allowed or contemplated under guidance issued by the Internal Revenue Service with respect to the American Jobs Creation Act of 2004, a Stock Appreciation Right entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is vested, the excess of the Share’s Fair Market Value on the date of vesting over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid as of the date of vesting in cash, Shares, or a combination thereof, as determined by the Committee in the applicable Grant Letter.

(c) Vesting of Stock Appreciation Rights. Stock Appreciation Rights shall vest at such time or times, and on such conditions, as the Committee may specify in the applicable Grant Letter. The Committee may at any time and from time to time accelerate the time at which all or any part of a Stock Appreciation Right shall vest.

7.3 Restricted Stock

(a) General Requirements. The Committee, in its discretion, may grant Awards entitling recipients to acquire Shares for a cost or for no cost, subject to the right of the Company to repurchase all or part of such Shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Grant Letter are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award.

(b) Rights as a Stockholder. Unless the Committee determines otherwise, an Employee who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions and other conditions imposed by the Committee at the time of grant.

(c) Terms and Conditions. The Committee shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse. Upon lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan.

(d) Share Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction period(s), the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(e) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

7.4 Performance Stock; Performance Goals

(a) Grant. The Committee, in its discretion, may grant Performance Stock to any Employee, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

(b) Performance Period and Performance Goals. When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

(c) Delivery of Performance Stock. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award.

7.5 Other Share-Based Awards. Other Awards of Shares, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, may be granted hereunder to Employees (“Other Share Unit Awards”), including Awards subject to achievement of Performance Goals. Such Other Share Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share Unit Awards may be paid in Shares or cash, as the Committee shall determine in the applicable Grant Letter. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Other Share Unit Award, including any purchase price applicable thereto. In no event, however, may a Other Share Unit Award be granted that results in a deferral of compensation subject to section 409A of the Code.

8. Events Affecting Outstanding Awards

8.1 Termination of Employment (Other Than by Death or Disability or Retirement). If a Participant ceases to be an employee of any of the Company and its Related Corporations for any reason other than death or Disability or due to Retirement, the following shall apply:

(a) Options. Except as otherwise determined by the Committee, all Options held by the Participant that were not exercisable immediately prior to the Participant’s termination of employment shall terminate at that time. Any Options that were exercisable immediately prior to the termination of employment will continue to be exercisable for three months and shall thereupon terminate, unless the Grant Letter provides by its terms for immediate termination or for termination in less than three months in the event of termination of employment in specific circumstances. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of employment shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

Notwithstanding the foregoing, if a Participant’s employment is terminated for Cause, all Options held by such Participant shall terminate concurrently with receipt by the Participant of oral or written notice that his or her employment has been terminated.

(b) Restricted Stock. Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of termination of employment must be transferred to the Company and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant.

(c) Stock Appreciation Rights. Except as otherwise determined by the Committee, all Stock Appreciation Rights held by the Participant that were not vested at the time of termination of employment shall automatically terminate at that time.

(d) Performance Stock and Other Share Unit Awards. Except as otherwise determined by the Committee, all Performance Stock and Other Share Unit Awards to which the Participant was not irrevocably entitled prior to the termination of employment shall be forfeited and the Award canceled as of the date of such termination of employment.

8.2 Retirement. If an Employee’s employment is terminated by reason of his or her Retirement, the following shall apply:

(a) Options. If the Employee’s Retirement occurs prior to the expiration date fixed for his or her Options, such Options shall fully vest and may be exercised by the Employee at any time prior to the earlier of:

(i) The expiration date specified in such Option; or

(ii) One year after the date of such Retirement.

(b) Awards Other than Options. Any Restricted Stock, Stock Appreciation Rights, Performance Stock or Other Share Unit Awards awarded to such Employee in which the Employee has not vested shall fully vest on the date of the Employee’s Retirement.

8.3 Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

(a) Options. Except as otherwise determined by the Committee, all Options held by the Participant immediately prior to death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Except as otherwise determined by the Committee, all Options held by a Participant immediately prior to death or Disability that are not then exercisable shall terminate at the date of death or Disability.

(b) Restricted Stock. Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant.

(c) Stock Appreciation Rights. Except as otherwise determined by the Committee, all Stock Appreciation Rights held by the Participant that were not vested at the date of death or Disability, as the case may be, shall be forfeited and the Award canceled as of the date of death or Disability.

(d) Performance Stock and Other Share Unit Awards. Except as otherwise determined by the Committee, all Performance Stock and Other Share Unit Awards to which the Participant was not irrevocably entitled prior to death or Disability, as the case may be, shall be forfeited and the Award canceled as of the date of death or Disability.

8.4 Capital Adjustments. The maximum number of Shares that may be delivered under the Plan, and the maximum number of Shares with respect to which Awards may be granted to any Employee under the Plan, both as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options and the purchase price per Share, if any, under a Restricted Stock Award) shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

8.5 Certain Corporate Transactions

(a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, and including a “Change in Control” as defined in Section 8.6), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Participant holding an Option to be terminated not less than ten days’ notice prior to any such termination, and any Option that is to be so terminated shall become fully exercisable and may be exercised up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) remove the restrictions from outstanding Restricted Stock, (ii) cause the delivery of any Performance Stock, even if the associated Performance Goals have not been met, (iii) accelerate, in whole or in part, the date on which any or all Stock Appreciation Rights become vested and cause the payment of such Stock Appreciation Rights and/or (iv) accelerate, in whole or in part, the date on which any or all Other Share Unit Awards become vested and cause the payment of such Other Share Unit Awards.

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code unless the Participant consents to the change.

(b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

8.6 Effect of Change in Control. Notwithstanding any other provision of this Plan, all outstanding Options, Stock Appreciation Rights, Performance Stock and Other Share Unit Awards shall become fully vested, and all restrictions shall be removed from any outstanding Restricted Stock, upon a Change in Control. A “Change in Control” shall mean any of the following events:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as such term is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all then outstanding Voting Securities, provided, however, that any such acquisition approved by two-thirds of the Incumbent Board (as hereinafter defined) shall not be deemed to be a Change in Control;

(b) The individuals who, as of February 9, 2005, are members of the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board of Directors who constitute

Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of February 9, 2005; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(d) Acceptance of shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

9. Amendment or Termination of the Plan and Awards

(a) Amendment or Termination of Plan. The Board or the Committee, pursuant to a written resolution, may from time to time amend, suspend or terminate the Plan, except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below) –

(i) no amendment may be made that would –

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.4, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or

(C) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; and

(ii) no amendment may be made that would constitute a modification of the material terms of the “performance goal(s)” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired).

Notwithstanding the foregoing, no such amendment, suspension or termination of the Plan shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

(b) Manner of Shareholder Approval. The approval of shareholders must be effected by the affirmative votes of holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of shareholders of the Company.

(c) Amendment of Awards. The Committee, except as provided in Section 3(b)(iv) and 8.5(a) and subject to the limitation on repricing Options as provided in Section 7.1(h), may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or vesting, and converting an ISO to an NQSO, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

10. Miscellaneous

10.1 Documentation of Awards. Awards shall be evidenced by such written documents (“Grant Letters”) as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

10.2 Rights as a Stockholder. Except as specifically provided by the Plan or a Grant Letter, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Grant Letter, upon the actual receipt of Shares.

10.3 Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4 Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

10.5 Compliance with Rule 16b-3 All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.6 Tax Withholding

(a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements, including the withholding tax requirements of any jurisdiction outside of the United States (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such Withholding Requirements, prior to the delivery of any Shares.

(b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the Withholding Requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). If Shares acquired by the exercise of an ISO are used to satisfy the Withholding Requirements, such Shares must have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.7 Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Grant Letter. During a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf).

10.8 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9 Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors and employees of other corporations who are about to, or have, become Employees as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted, provided, however, that no Option shall be granted for less than Fair Market Value as of the date of grant and no Award shall be granted which would be subject to section 409A of the Code.

10.10 Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer on any person any right to continued employment by the Company or any of its Related Corporations or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

10.11 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Pennsylvania law.

10.12 Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

10.13 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Employees under, the Plan and Awards granted hereunder.

IN WITNESS WHEREOF,                      has caused this Plan to be duly executed this                  day of                      200  .

By:
Title:

ANNUAL MEETING OF SHAREHOLDERS OF

KULICKE AND SOFFA INDUSTRIES, INC.

February 8, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Director:		2. Approval of the 2005 Equity Incentive Plan.	☐	☐	☐

NOMINEE: ☐ FOR C. William Zadel		3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005.	☐	☐	☐

☐ WITHHOLD AUTHORITY		4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

By signing this Proxy, authority is given to cumulate votes in the discretion of Proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing a executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

KULICKE AND SOFFA INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints C. Scott Kulicke and Maurice E. Carson, and each of them, with full power of substitution, as the undersigned’s proxies to vote all the shares of common stock of Kulicke and Soffa Industries, Inc. (the “Company”) held of record by the undersigned on December 13, 2004, at the Annual Meeting of Shareholders of the Company called for February 8, 2005 and any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

KULICKE AND SOFFA INDUSTRIES, INC.

February 8, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM EST on February 7, 2005.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Director:		2. Approval of the 2005 Equity Incentive Plan.	☐	☐	☐

NOMINEE: ☐ FOR C. William Zadel		3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005.	☐	☐	☐

☐ WITHHOLD AUTHORITY		4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

By signing this Proxy, authority is given to cumulate votes in the discretion of Proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing a executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.